UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Lumber Liquidators Holdings, Inc. (“the Company”) would like to thank its customers and shareholders for listening to its March 12, 2015 Business Update Call and investing the time to better understand what can be a detailed and confusing subject. The Company also appreciates the questions submitted by those looking to more fully understand the topics covered on the call. The Company has read each question and would like to address those it believes need further clarification in the following statement:

Question: Can you provide additional information on the process to obtain, and the effectiveness of, the air quality test kits you are providing to customers?

Answer: To reassure our customers, we are providing indoor air quality testing at no cost to qualifying customers as the fastest, most effective way to measure the total level of formaldehyde in the home. The testing is being administered and the results produced by an independent, accredited lab. The customer is in control of the process, with clear instructions on the test and its results. We will conduct an in-depth evaluation of air quality and potential formaldehyde sources for any customer whose results are inconclusive or above established thresholds. Our customer care team works with the customer throughout the process. Customers who qualify may obtain a testing kit by contacting Lumber Liquidators’ Customer Care department.

The home test kits are being provided as a step for customers with our laminate floors to help reassure them that their floor as installed is safe. As we have noted, the California Air Resources Board (CARB) standards set specific emissions limits from composite wood products. CARB standards for composite wood products do not set indoor air quality thresholds or address emissions from finished products as they are used in a customer’s home.  As CARB has said in its recently published Facts About Flooring Made with Composite Wood Products1, chamber testing of segments of flooring is difficult and only offered by a limited number of testing labs. In most cases, flooring tests would require removal of segments of customer’s floors that could not be easily replaced.  We are offering indoor air quality testing to help ensure these customers are comfortable with the safety of their floors.

Question: How do results from testing on raw composite wood cores compare to tests on cores after deconstruction?

Answer: As has been outlined by several industry organizations, there are a number of reasons why these test results can vary significantly. First, the laminate floor production process itself can fundamentally change the physical properties and emission characteristics of the composite wood core due to process variables such as extreme heat and pressure used to combine the components of the product. Second, surface treatments such as paints, varnishes and the resins used to adhere the decorative facings to the composite core can themselves contain formaldehyde. Formaldehyde from these sources, which is not regulated by CARB and was not part of the originally certified core prior to flooring production, can be absorbed by the original core and then released as a part of the deconstruction process. Third, the removal by planer or sanding of the outer layers of the flooring product during deconstruction – including the glues used to adhere the facings to the composite wood core – can alter the core’s integrity and structure. Fourth, it is extremely difficult to consistently and accurately remove all of the glues and resins, some of which as noted above can themselves contain formaldehyde. Fifth, the deconstruction process is further complicated by embossing processes often used to impart surface texture or “handscrape” features to the flooring surface.  The embossing process creates irregularities in the surface that must be fully removed during deconstruction, potentially resulting in increased formaldehyde emissions due to excessive intrusion into the core. Lastly, testing of deconstructed laminated products requires very specific and precise measurements and procedures in order to achieve repeatable and reproducible results. As a result, there can be variability between laboratories. Given these and other issues, concerns have been raised by industry groups2 about the process of deconstructive testing and how to interpret the results.

1 http://www.arb.ca.gov/html/fact_sheets/composite_wood_flooring_faq.pdf

2 http://c.ymcdn.com/sites/www.iwpawood.org/resource/resmgr/Docs/Joint_Industry_Statement_on_.pdf and

   http://c.ymcdn.com/sites/www.iwpawood.org/resource/resmgr/Docs/Deconstructive_testing_FWIC_.pdf

Question: Can you provide a bit more detail on your interaction with CARB?

Answer: We believe that CARB, as it should, is regularly looking at the entire industry up and down the supply chain to ensure compliance. CARB has indicated to us that no one in the industry is required to conduct deconstructive testing for compliance purposes. Nevertheless, CARB has “deconstructed” our products after conducting routine inspections, as well as (we believe) products from others in the industry. In CARB’s preliminary findings, some of the samples of our product that they deconstructed and tested exceeded the CARB phase 2 limits for raw composite wood cores. This could occur for numerous reasons, including one or more of the variability factors noted in the previous answer.

We have been actively engaged with CARB over many months. Among other things, we have attended industry conference presentations by CARB personnel and participated in CARB workshops. We have also provided CARB with requested information related to the products they tested including invoices, contact information for our suppliers and the manufacturers from whom our suppliers represented they sourced the composite wood cores, the identities of the Third Party Certifiers that certified the cores of the products, and documentation regarding our CARB compliance program. Like others in the industry, we have expressed our concerns over the validity and applicability of the deconstructive testing method. We believe that CARB is continuing its work on this matter and we know of no further action that has been taken by CARB with respect to our products or the suppliers and manufacturers that provided these products to us.

Question: Why did 60 Minutes say that products from your competitors passed California formaldehyde emission standards and certain of your products did not?

Answer: We have not been given access to the data generated by the environmental group and short sellers’ tests, which were the basis of the statement on 60 Minutes.   We also do not know what products were tested. We have asked for those tests, but because those groups are suing the Company, they refused to provide them.

Question: Can you further expand on your future plans for sourcing laminates internationally?

Answer: We have gone into great depth to inform our investors and customers as to the safety of our laminates. We believe we offer a high-quality laminate assortment that offers great value and selection. At the current time, we plan to continue to offer our current assortment of laminates. However, we recognize that a portion of consumers would prefer to buy laminates sourced domestically, or from Europe. Beginning immediately and through the next six months, we will be expanding our assortment of laminates to ensure every customer has a complete assortment of styles, colors, construction and country of origin that they desire.

Question:  The Company’s Chairman and Founder, Tom Sullivan, indicated that the Company would investigate the mills included in the 60 Minutes piece.  Can you please provide an update on that investigation?

Answer:    We take these allegations very seriously and are committed to ensuring the quality and safety of all our products.  We are working with third-parties to review the claims regarding the mills identified in the 60 Minutes piece and that review is ongoing.  As part of our commitment to continuous improvement, we have and will continue to assess and evaluate our processes and procedures.

Forward-Looking Statements

This document may contain “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, comparable store net sales, number of stores providing installation services, impact of cannibalization, price changes, inventory availability and inventory per store, impact of constrained inventory, earnings performance, stock-based compensation expense, margins, return on invested capital, advertising costs, strategic direction, supply chain, clearance events, the demand for the Company’s products, benefits from an improving housing market, the completion of the Company’s second finishing line, construction of engineered hardwood as to not be subject to anti-dumping and countervailing duties, and store openings and remodels. The Company’s actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, changes in general economic and financial conditions, such as the rate of unemployment, consumer access to credit, and interest rate; the volatility in mortgage rates; the legislative/regulatory climate; political unrest in the countries of the Company’s suppliers; the availability of sufficient suitable hardwood; the Company’s suppliers’ ability to meet its quality assurance requirements; disruption in the Company’s suppliers’ abilities to supply needed inventory; disruptions or delays in the production, shipment, delivery or processing through ports of entry, including, without limitation, those resulting from strikes, lockouts, work-stoppages or slowdowns, or other forms of labor unrest; the strength of the Company’s competitors and their ability to increase their market share; slower growth in personal income; changes in business and consumer spending; changes in transportation costs; the rate of growth of residential remodeling and new home construction; the impact weather may have on customer traffic and sales; the demand for and profitability of installation services; changes in the scope or rates of any antidumping or countervailing duty rates applicable to the Company’s products; and inventory levels. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these additional risks and uncertainties is contained in the Company’s other reports filed with the Securities and Exchange Commission, including the Item 1A, “Risk Factors,” section of the Form 10-K for the year ended December 31, 2014.

The information in this Item 7.01 shall not be deemed filed in this or any other filing of the Company under the Securities Exchange Act of 1934, as amended, unless expressly incorporated by reference in any such other filing.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)

Date: March 13, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel